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                    GENETICS INSTITUTE, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                        Computation of Earnings Per Share
               (unaudited-in thousands, except per share amounts)


Primary and fully diluted earnings per share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding. Common stock equivalents consist of stock options and warrants.


                                                  Three Months Ended
                                                       March 31,
                                              -------------------------

                                                1996           1995
                                               ------         ------

 Primary Earnings per Share
 --------------------------

 Weighted average number of shares
  outstanding                                   27,217         26,628
 Shares deemed outstanding from the
  assumed exercise of stock options
  and warrants reduced by the number
  of shares purchased with proceeds              2,935            281
                                               -------        -------

  Total                                         30,152         26,909
                                               -------        -------
 Net income applicable to common shares        $22,328        $ 5,699
                                               -------        -------
 Primary earnings per common share             $   .74        $   .21
                                               =======        =======

 Fully Diluted Earnings Per Share
 --------------------------------

 Weighted average number of shares
  outstanding                                   27,217         26,628
 Shares deemed outstanding from the
  assumed exercise of stock options
  and warrants reduced by the number
  of shares purchased with proceeds              3,233            923
                                               -------        -------

  Total                                         30,450         27,551
                                               -------        -------
 Net income applicable to common shares        $22,328        $ 5,699
                                               -------        -------
 Fully diluted earnings per common share       $   .73        $   .21
                                               =======        =======

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